AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This AMENDMENT, dated as of May 1, 2025 (the “Amendment”), is to the GLOBAL CUSTODY AGREEMENT, effective as of December 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between each of the investment companies and pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnership, or other entities) managed by CAPITAL RESEARCH AND MANAGEMENT COMPANY and listed on Appendix A hereto, as such Appendix may be amended from time to time (each, a “Customer”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”).

WHEREAS, the Customer and J.P. Morgan entered into the Agreement;

WHEREAS, the Customer and J.P. Morgan wish to update the name of the following Customer:

Currently Listed in the Agreement	Updated Customer Name
EUROPACIFIC GROWTH FUND	EUPAC Fund

WHEREAS, the Customer and J.P. Morgan also now wish to add American Funds Core Plus Bond Fund, as a Customer to the Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:

1)	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2)	Amendments. The Customer and J.P. Morgan hereby agree to amend the Agreement as follows:

a.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto. Each fund listed thereon not already a Party to the Agreement agrees to be subject to the terms and conditions of the Agreement as a “Customer,” as such term is defined therein.

3)	Miscellaneous.

a.	This Amendment may be executed in counterparts each of which will be deemed an original.

b.	All references to the Agreement shall refer to the Agreement, as amended by this Amendment.

c.	This Amendment shall be effective as of the date first written above.

d.	Except as specifically amended hereby, all other terms and conditions of the Agreement are hereby ratified and shall remain unchanged and the Agreement shall continue in full force and effect.

e.	This Amendment will be construed, regulated, and administered under the laws of the State of New York, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EACH OF THE CUSTOMERS LISTED ON APPENDIX A ATTACHED HERETO, ON BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: /s/ Kristine M. Nishiyama

Name: Kristine M. Nishiyama

Title: Authorized Signer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: /s/ Carl J. Mehldau III

Name: Carl J. Mehldau III Title: Executive Director

JPMorgan Chase Bank, N.A.

EXHIBIT A

LIST OF FUNDS COVERED BY CUSTODY AGREEMENT

CUSTOMER PORTFOLIO	EFFECTIVE AS OF:
AMCAP FUND	12/26/2006
American Balanced Fund	12/26/2006
The American Funds Income Series – U.S. Government Securities Fund	12/26/2006
American Funds U.S. Government Money Market Fund	04/17/2009
American Funds Short-Term Tax Exempt Bond Fund	08/07/2009
American High Income Trust	12/26/2006
American High-Income Municipal Bond Fund	12/26/2006
American Mutual Fund	12/26/2006
Capital Income Builder	12/26/2006
Capital World Bond Fund	12/26/2006
Capital World Growth and Income Fund	12/26/2006
EUPAC Fund (formerly EuroPacific Growth Fund)	12/26/2006
Intermediate Bond Fund of America	12/26/2006
International Growth and Income Fund	08/14/2008
Limited Term Tax-Exempt Bond Fund of America	12/26/2006
New Perspective Fund	12/26/2006
New World Fund, Inc	12/26/2006
Short-Term Bond Fund of America	12/26/2006
The Bond Fund of America	12/26/2006
The Income Fund of America	12/26/2006
The Investment Company of America	12/26/2006
American Funds Strategic Bond Fund	12/18/2015
The Tax-Exempt Bond Fund of America	12/26/2006
The American Funds Tax-Exempt Series II-The Tax-Exempt Fund of California	12/26/2006
American Funds 2010 Target Date Retirement Fund	01/24/2007
American Funds 2015 Target Date Retirement Fund	01/24/2007
American Funds 2020 Target Date Retirement Fund	01/24/2007
American Funds 2025 Target Date Retirement Fund	01/24/2007
American Funds 2030 Target Date Retirement Fund	01/24/2007
American Funds 2035 Target Date Retirement Fund	01/24/2007
American Funds 2040 Target Date Retirement Fund	01/24/2007
American Funds 2045 Target Date Retirement Fund	01/24/2007
American Funds 2050 Target Date Retirement Fund	01/24/2007
American Funds 2055 Target Date Retirement Fund	01/28/2010
American Funds 2060 Target Date Retirement Fund	03/27/2015
American Funds 2065 Target Date Retirement Fund	12/09/2019
American Funds 2070 Target Date Retirement Fund	02/20/2024
Capital World Bond Fund - Collateral In - JPMorgan	10/16/2009
Capital World Bond Fund- Collateral Out - JPMorgan	10/16/2009
American Funds Emerging Markets Bond Fund	03/31/2020
American Funds Global Balanced Fund	03/31/2020
American Funds Global Growth Portfolio	03/14/2012
American Funds Growth and Income Portfolio	03/14/2012
American Funds Growth Portfolio	03/14/2012
American Funds Income Portfolio	03/14/2012
American Funds Preservation Portfolio	03/14/2012
American Funds Balanced Portfolio	03/14/2012
American Funds Tax-Aware Conservative Growth and Income Portfolio	01/02/2020
American Funds Tax-Exempt Preservation Portfolio	03/14/2012

Washington Mutual Investors Fund	02/15/2013
Capital Group Central Cash Fund	11/05/2018
Capital Group Core Bond Completion Fund	06/07/2024
American Funds U.S. Small and Mid-Cap Equity Fund	09/27/2024
American Funds Core Plus Bond Fund	05/01/2025